Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT

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                                                                                                                   State of
                                                                                             Percentage of     Incorporation or
                   Parent                                     Subsidiary                       Ownership         Organization
--------------------------------------------- -----------------------------------------------------------------------------------
Great Southern Bancorp, Inc.                  Great Southern Bank                                100%              Missouri
Great Southern Bank                           Great Southern Capital Management, Inc.            100%              Missouri
Great Southern Bank                           Great Southern Financial Corporation               100%              Missouri
Great Southern Bank                           GSB One, L.L.C.                                    100%              Missouri
GSB One, L.L.C.                               GSB Two, L.L.C.                                    100%              Missouri
Great Southern Financial  Corporation         Appraisal Services, Inc.                           100%              Missouri


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